UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2008

OMNOVA Solutions Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Ghent Road Fairlawn, Ohio,	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(330) 869-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 7, 2008, OMNOVA Solutions Inc. (the “Company” or “OMNOVA”) announced that it had completed the acquisition of the minority interests in its joint venture businesses, Decorative Products (Singapore) Pte., Ltd. (“DPS”), a Singapore limited company, and CPPC – Decorative Products Co., Ltd. (“CPD”), a company registered in Thailand. DPS is a holding company which owns 100% of both CG-OMNOVA Decorative Products (Shanghai) Co., Ltd. (“CGO”) and Beston OMNOVA Plastics (Taicang) Co., Ltd (“Taicang”). Both CGO and Taicang are registered and incorporated in the Peoples Republic of China. The minority interests of both DPS and CPD, representing approximately 49.9% of their respective registered equity, was acquired from CPPC Public Company Limited for $28.0 million in cash and a contingent payment of $2.0 million based on the achievement of certain 2008 financial results. The acquisition was effective as of December 31, 2007. Both DPS and CPD are now wholly-owned subsidiaries of the Company.

A copy of the press release announcing the above transaction is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 7, 2008, issued by OMNOVA Solutions Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA Solutions Inc.

Date: January 11, 2008	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 7, 2008, issued by OMNOVA Solutions Inc.